Exhibit 5.1

DE BRAUW BLACKSTONE WESTBROEK N.V. OPINION

Fiat Chrysler Automobiles N.V. 25 St. James's Street SW1A 1HA, London United Kingdom			Claude Debussylaan 80 P.O. Box 75084 1070 AB Amsterdam T +31 20 577 1771 F +31 20 577 1775

Date 18 November 2020		Martin van Olffen E martin.vanolffen@debrauw.com T +31 20 577 1500 F +31 20 577 1775

Our ref.	M35871899/1/20715293/PN

Dear Sir/Madam,

Registration with the US Securities and Exchange Commission
of ordinary shares in the capital of Fiat Chrysler Automobiles N.V. ("FCA")
1    INTRODUCTION
I act as Dutch legal adviser (notaris) to FCA in connection with the Registration.
Certain terms used in this opinion are defined in Annex 1 (Definitions).
2    DUTCH LAW
This opinion is limited to Dutch law in effect on the date of this opinion. It (including all terms used in it) is to be construed in accordance with Dutch law.
3    SCOPE OF INQUIRY
I have examined, and relied upon the accuracy of the factual statements in, the following documents:
(a)    A copy of the Registration Statement.
(b)    A copy of the Merger Proposal.
(c)    A draft of the Deed of Merger.
(d)    A copy of:
(i)    FCA's deed of incorporation and its articles of association, as provided by the Chamber of Commerce (Kamer van Koophandel);
(ii)    the Board Regulations; and
(iii)    the Trade Register Extract.

De Brauw Blackstone Westbroek N.V., Amsterdam, is registered with the Trade Register in the Netherlands under no. 27171912.

All services and other work are carried out under an agreement of instruction ("overeenkomst van opdracht") with De Brauw Blackstone Westbroek N.V. The agreement is subject to the General Conditions, which have been filed with the register of the District Court in Amsterdam and contain a limitation of liability.
Client account notaries ING Bank IBAN NL83INGB0693213876 BIC INGBNL2A.

In addition, I have examined such documents, and performed such other investigations, as I considered necessary for the purpose of this opinion. My examination has been limited to the text of the documents.
4    ASSUMPTIONS
I have made the following assumptions:
(a)
(i)    Each copy document conforms to the original and each original is genuine and complete.
(ii)    Each signature is the genuine signature of the individual concerned.
(iii)    The Registration Statement has been or will have been filed with the SEC in the form referred to in this opinion.
(b)
(i)    The Merger Proposal has been validly executed by all parties in the form referred to in this opinion.
(ii)
(A)    Each step, resolution, action and/or (other) formality which is required for the implementation of the Merger (other than the execution of the Merger Proposal), including each step, resolution, action and/or (other) formality as set out in the Deed of Merger, has been or will have been validly taken; and
(B)    In general, the Merger will have been validly implemented in accordance with the Merger Proposal and all applicable laws (including, for the avoidance of doubt, Dutch law and French law).
(iii)    The Deed of Merger will have been validly executed by the Merging Companies in the form referred to in this opinion.
5    OPINION
Based on the documents and investigations referred to and assumptions made in paragraphs 3 and 4 and subject to the qualifications in paragraph 6 and any matters not disclosed to me, I am of the following opinion:
(a)    When issued pursuant to the Merger, the Registration Shares will have been validly issued and will be fully paid and nonassessable1.
6    QUALIFICATIONS
This opinion is subject to the following qualifications:
(a)    This opinion is subject to any limitations arising from (a) rules relating to bankruptcy, suspension of payments or emergency measures, (b) rules relating to foreign insolvency proceedings (including foreign Insolvency Proceedings), (c) other rules regulating conflicts between rights of creditors, or (d) intervention and other measures in relation to financial enterprises or their affiliated entities.
_____________________________
1 In this opinion, "nonassessable" – which term has no equivalent in Dutch – means, in relation to a share, that the issuer of the share has no right to require the holder of the share to pay to the issuer any amount (in addition to the amount required for the share to be fully paid) solely as a result of his shareholdership.

(b)    An extract from the Trade Register does not provide conclusive evidence that the facts set out in it are correct. However, under the 2007 Trade Register Act (Handelsregisterwet 2007), subject to limited exceptions, a legal entity or partnership cannot invoke the incorrectness or incompleteness of its Trade Register registration against third parties who were unaware of the incorrectness or incompleteness.

7    RELIANCE
(a)    This opinion is an exhibit to the Registration Statement and may be relied upon for the purpose of the Registration. It may not be supplied, and its contents or existence may not be disclosed, to any person other than as an exhibit to (and therefore together with) the Registration Statement and may not be relied upon for any purpose other than the Registration.
(b)    Each person accepting this opinion agrees, in so accepting, that:
(i)    only De Brauw (and not any other person) will have any liability in connection with this opinion;
(ii)    this opinion and any contractual (including the agreements in this paragraph 7) and non-contractual obligations arising out of or in relation to this opinion will be governed exclusively by Dutch law; and
(iii)    this opinion (including the agreements in this paragraph 7) does not make the persons accepting this opinion clients of De Brauw.
(c)    FCA may:
(i)    file this opinion as an exhibit to the Registration Statement; and
(ii)    refer to De Brauw giving this opinion under the heading ''Legal Matters'' in the prospectus included in the Registration Statement.
The previous sentence is no admittance from me (or De Brauw) that I am (or De Brauw is) in the category of persons whose consent for the filing and reference in that paragraph is required under Section 7 of the Securities Act or any rules or regulations of the SEC promulgated under it.

Yours faithfully, De Brauw Blackstone Westbroek N.V.
/s/ M. van Olffen
M. van Olffen

Annex 1 – Definitions

In this opinion:

"Board Regulations" means the regulations of FCA's board of directors, adopted on 20 December 2017;
"De Brauw" means De Brauw Blackstone Westbroek N.V.;
"Deed of Merger" means the notarial deed of cross-border merger (akte van grensoverschrijdende fusie) by the Merging Companies to effect the Merger, a draft of which, dated 12 November 2020, translated into English, is attached to this opinion as Annex 2 (Draft Deed of Merger);

"Dutch law" means the law directly applicable in the Netherlands;
"FCA" means Fiat Chrysler Automobiles N.V.;
"Insolvency Proceedings" means insolvency proceedings as defined in Article 2(4) of Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast);

"Merger" means the cross-border merger (grensoverschrijdende fusie) of the Merging Companies pursuant to the Deed of Merger;
"Merger Proposal" means the Common Draft Terms of the Cross-Border Merger (Gemeenschappelijk Voorstel voor de Grensoverschrijdende Fusie) between the Merging Companies, dated 27 October 2020;
"Merging Companies" means FCA and PSA;
"PSA" means Peugeot S.A.;
"Registration" means the registration of the Registration Shares with the SEC under the Securities Act;
"Registration Shares" means the common shares (gewone aandelen) in the capital of FCA to be issued pursuant to the Merger;
"Registration Statement" means the registration statement on Form F-4 originally to be filed by FCA with the SEC on 24 July 2020, as amended as of its effective date, under the Securities Act, for the registration of the Registration Shares;

"SEC" means the U.S. Securities and Exchange Commission;
''Securities Act'' means the U.S. Securities Act of 1933, as amended;
"the Netherlands" means the part of the Kingdom of the Netherlands located in Europe; and
"Trade Register Extract" means a Trade Register extract relating to FCA provided by the Chamber of Commerce and dated 12 November 2020.

Annex 2 – Draft Deed of Merger

DRAFT 12 NOVEMBER 2020
DEED OF CROSS-BORDER MERGER
FIAT CHRYSLER AUTOMOBILES N.V. AND PEUGEOT S.A.

On the [●] day of [●] two thousand and [twenty-one] appeared before me, [●], civil law notary in Amsterdam:
[●],
for this purpose acting as attorney authorised in writing of:
1.    Fiat Chrysler Automobiles N.V., a public limited liability company (naamloze vennootschap), incorporated under the laws of the Netherlands, with corporate seat in Amsterdam, the Netherlands, address at 25 St. James's Street, SW1A 1HA, London, United Kingdom and registered with the Dutch Trade Register under number 60372958 ("FCA"); and
2.    Peugeot S.A., a joint stock company (sociéte anonyme), incorporated under the laws of France, with registered office at Centre Technique de Vélizy, Route de Gisy, 78140 Vélizy-Villacoublay, France and registered with the Registry of Commerce and Companies of Versailles, France, under number 552 100 554 ("PSA", and together with FCA, the "Merging Companies").
The individual appearing declares:
Chapter 1: Cross-border legal merger
The Merging Companies will implement a cross-border legal merger by the execution of this deed, pursuant to the provisions of the Directive 2017/1132/EU of the European Parliament and of the Council of the fourteenth day of June two thousand and seventeen relating to certain aspects of company law transposed into Dutch Law in Title 7, Sections 2, 3 and 3A of Book 2 Dutch Civil Code ("DCC") and into French Law under articles L. 236-25 et seq. and R. 236-13 et seq. of the French Commercial Code (Code de Commerce) ("FCC"), as a result of which FCA shall acquire all the assets, liabilities and legal relationships of PSA under universal succession of title and PSA shall cease to exist (the "Merger").
Clause 1.
1.1.    None of the Merging Companies is dissolved.
1.2.    None of the Merging Companies is in a state of bankruptcy or has applied for a suspension of payments.
Clause 2.
In preparation of the Merger the following actions, among other things, have been taken by the Merging Companies:
2.1.    FCA's board of directors (the "FCA Board of Directors") and PSA's managing board (the "PSA Managing Board") have prepared common draft terms of cross-border merger, as referred to in Article 2:312 DCC in conjunction with Article 2:326 DCC and 2:333d DCC and in Article R. 236-14 FCC (the ''Merger Proposal''). As set out in the Merger Proposal, (i) the FCA Board of Directors approved the Merger Proposal on the twenty-third day of October two thousand and twenty, (ii) the PSA Managing Board approved the Merger Proposal on the twenty-seventh day of October two thousand and twenty and (iii) PSA's supervisory board approved the Merger Proposal on the twenty-seventh day of October two thousand and twenty. The Merger Proposal is signed by all members of the FCA Board of Directors and the chairman of the PSA Managing Board.
2.2.    The FCA Board of Directors prepared a board report explaining the legal and economic aspects and the implications of the Merger for shareholders, creditors and employees, as referred to in Article 2:313(1) DCC and 2:327 DCC (the ''FCA Board Report"). Pursuant to French law, and in particular Article L. 236-27 FCC and R. 236-16 FCC, the PSA Managing Board prepared a similar report (the "PSA Board Report").
2.3.    The last financial year of FCA for which annual accounts were adopted ended on the thirty-first day of December two thousand and nineteen. No interim financial statement as referred to in Article 2:313(2) DCC have been prepared in light of the exemption as referred to in Article 2:313(5) DCC.
2.4.    On the [●] day of November two thousand and twenty, the Merger Proposal and the other required documents as referred to in Article 2:314 DCC and 2:328 DCC were filed with the Dutch trade register.
2.5.    On the [●] day of November two thousand and twenty, the announcement in the Dutch State Gazette as referred to in Article 2:333e DCC was made.
2.6.    On the [●] day of November two thousand and twenty, the announcement in the nationally distributed daily newspaper [●] was made that the filings referred to in Clauses 2.4 and 2.10 under (b) have taken place, stating the Dutch Chamber of Commerce and the addresses of the Merging Companies as referred to in Article 2:314(3) DCC.
2.7.    FCA has not instituted a works council within the meaning of the Dutch Works Councils Act (Wet op de ondernemingsraden). No written advice or remarks have been received from an association of employees which has employees of FCA or its subsidiaries as members. The arrangements for the involvement of employees in the definition of their rights to participation in a company have been determined in accordance with Article 2:333k DCC, as further set out in the Merger Proposal.
2.8.    On the [●] day of [●] two thousand and twenty, the Dutch Chamber of Commerce confirmed in writing that the Merger Proposal and the other required documents referred to in Article 2:314 DCC and 2:328 DCC have been filed for public inspection at the Dutch trade register as of the [●] day of [●] two thousand and twenty.
2.9.    The Clerk of the District Court of Amsterdam, the Netherlands, issued a statement on the [●] day of [●] two thousand and twenty, confirming that no creditors of FCA have lodged objections to the Merger Proposal.
2.10.    On the [●] day of [●] two thousand and [●], the FCA Board of Directors and PSA Managing Board jointly declared that, amongst other things,
(a)    all conditions precedent as set out in Clause 13 of the Merger Proposal have been fulfilled or waived;
(b)    all required documents pursuant to Dutch and French law have been made available on the websites of the Merging Companies and at the offices of the Merging Companies for inspection by the persons eligible under Dutch and French law; and
(c)    after the date of the Merger Proposal, no significant changes in the assets and liabilities have become known to the FCA Board of Directors and PSA Managing Board that have affected the statements in the Merger Proposal, the FCA Board Report or the PSA Board Report.
2.11.    As evidenced by a certificate (attestation de conformité) issued by the Trade and Companies Registry of Versailles and dated the [●] day of [●] two thousand and [●], the pre-Merger acts and formalities required under French law were properly completed.
Clause 3.
3.1.    The general meeting of FCA resolved to merge at the proposal of the FCA Board of Directors on the [●] day of [●] two thousand and twenty in accordance with the text of the Merger Proposal.
3.2.    The minutes of the general meeting of FCA were recorded in one (1) notarial deed, executed on the [●] day of [●] two thousand and twenty before [●], civil law notary in Amsterdam.
Clause 4.
4.1.    The Merger will be implemented by the execution of this deed and will become effective as of the day after the day of execution of this deed, stated at the top of this deed, therefore on the [●] day of [●] two thousand and [twenty-one] (the "Merger Effective Time"), as of which date PSA will cease to exist and as from which date all its assets, liabilities and legal relationships will pass to FCA under universal succession of title.
4.2.    Pursuant to Article 2:326(a) DCC, the Merger Proposal includes the exchange ratio of the shares and, where applicable, the amount of payment pursuant to the exchange ratio. In accordance with the exchange ratio, FCA will allot for each issued and outstanding PSA ordinary share (excluding any PSA ordinary shares held by PSA or FCA) one and seven hundred forty-two/thousandths (1.742) common shares in FCA's share capital.
4.3.    In accordance with the Merger Proposal, only whole common shares in FCA's share capital will be allotted.
4.4.    The independent auditor appointed by the FCA Board of Directors, as referred to in section 2:328(1) DCC, has examined the Merger Proposal and certified on the twenty-seventh day of October two thousand and twenty that in his opinion the requirements as set out in Article 2:328(1) DCC have been fulfilled. Article 2:328(5) DCC in conjunction with Article 2:314 DCC applies to the independent auditor's statement referred to in the preceding sentence.
Also, the independent auditor has prepared a report as referred to in Article 2:328(2) DCC. Article 2:328(5) DCC in conjunction with Article 2:314(2)(3) DCC applies to this report.
4.5.    On the occasion of the Merger no shares in the share capital of FCA are cancelled pursuant to Article 2:325(3) DCC.
4.6.    Within eight (8) days of today's date, FCA will file a true copy of this deed and the notarial declaration at the foot of this deed with the Dutch trade register.
4.7.    The Merger will be accounted for as a reverse acquisition in accordance with the recognition and measurement criteria applied in FCA’s consolidated accounts, as further set out in the Merger Proposal, with PSA being the accounting acquirer. FCA shall record as of the first day of January two thousand and twenty-one the acquired PSA’s assets and liabilities.
4.8.    At the occasion of the Merger the articles of association of FCA will be amended by a separate deed to be executed for this purpose.
Chapter 2: List of attachments.
The following documents are attached to this deed:
(a)    a copy of the Merger Proposal;
(b)    a copy of the FCA Board Report and the PSA Board Report;

(c)    proof of the announcement in the Dutch State Gazette as referred to in Clause 2.5;
(d)    a copy of the announcement in the nationwide daily distributed newspaper [●], as referred to in Clause 2.6;
(e)    a declaration of the Chamber of Commerce, dated [●] two thousand and twenty, as referred to in Clause 2.8;
(f)    a copy of the declaration of the FCA Board of Directors and PSA Managing Board, as referred to in Clause 2.10;
(g)    a declaration of the Clerk of the Amsterdam District Court, dated [●] two thousand and twenty, as referred to in Clause 2.9;
(h)    a copy of the certificate, as referred to in Clause 2.11;
(i)    a copy of the notarial deed containing [an extract of] the minutes of the general meeting of FCA, as referred to in Clause 3.2; and
(j)    a copy of the auditor's statement and the auditor's report as referred to in Clause 4.4.
The written powers of attorney are evidenced by two (2) private instruments which are attached to this deed.
The original copy of this deed was executed in Amsterdam, on the date mentioned at the top of this deed. I summarised and explained the substance of the deed. I also stated what consequences the contents of the deed have for all or some of the parties. The individual appearing before me confirmed having taken note of the deed's contents and having agreed to a limited reading of the deed. I then read out those parts of the deed that the law requires. Immediately after this, the individual appearing before me, who is known to me, and I signed the deed.

The undersigned, [●], civil law notary in Amsterdam, certifies that he has satisfied himself that the procedural requirements for all resolutions, required by sections 2, 3 and 3A of Title 2.7 DCC and the articles of association of FCA for effecting the Merger were duly observed and that the further requirements of sections 2, 3 and 3A of Title 2.7 DCC and of the articles of association of FCA have been complied with and that PSA has resolved upon the same Merger Proposal and that the arrangements with respect to the employee representation rights have been determined in accordance with Article 2:333k DCC.